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                             IMG MUTUAL FUNDS, INC.


                                  EXHIBIT # 16

                                       TO

                          PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                        FORM N-14 REGISTRATION STATEMENT


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                                POWER OF ATTORNEY


         We, the undersigned officers and directors of IMG Mutual Funds, Inc., hereby severally constitute David W. Miles and Mark A McClurg, and each of them as true and lawful attorneys with full power to sign for us and in our names, in the capacities indicated below, the Form N-14 Registration Statement of IMG Mutual Funds, Inc., to be filed with the Securities and Exchange Commission, and any and all amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to said Registration Statement. Dated this 3rd day of November 1997.



         Signature                         Title


 /s/ David W. Miles              Director
         David W. Miles

  /s/ Mark A. McClurg            President, Principal Executive Officer,
         Mark A. McClurg         Principal Financial and Accounting Officer
                                 and Director

 /s/ Johnny Danos                Director
         Johnny Danos

 /s/ Debra Johnson               Director
         Debra Johnson

 /s/ Edward Stanek               Director
         Edward Stanek